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EXHIBIT 23.2
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          CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002 and May 7, 2003 relating to the 2001 consolidated financial statements of USURF America, Inc. and Subsidiaries.



/s/ POSTLETHWAITE & NETTERVILLE

Postlethwaite & Netterville, CPAs

Baton Rouge, LA
May 16, 2003